EXHIBIT 99.1

Generation Next Franchise Brands Announces Launch of Corporate-Owned Portfolio of Robotic Vending Kiosks

National Rollout in January 2019 to College, Corporate, Hospital, Entertainment Center, Military Base & Airport Locations

SAN DIEGO, CA, Nov 13th, 2018 -- Generation Next Franchise Brands, Inc. (“Company” or “Generation Next”) announced today the launch of a new, Company-owned robotic vending kiosk portfolio.

The Company-owned portfolio will initially launch with 12 Reis & Irvy’s-branded, robotic soft-serve vending kiosks capable of serving frozen yogurt, ice cream, sorbet, gelato, even organic almond milk-based frozen desserts and other, yet-to-be-announced products.  These kiosks will be installed in a variety of location categories including hospitals, colleges, family fun centers, large corporate facilities, military bases and airport locations.

According to Generation Next CEO Nick Yates, the purpose of the Company-owned portfolio - which could grow significantly - is three-fold.  First, the Company-owned kiosk portfolio will allow Generation Next to more easily pilot new products and marketing strategies, as well as develop and refine best practices, new technologies and flavor profiling that can be passed on to its Reis & Irvy’s franchisees.

Secondly, the Company-owned portfolio will allow Generation Next to fill gaps in its national footprint and take advantage of opportunities that often present themselves.  “Despite the fact we now have 285 franchisees across the country, there are countless opportunities for Reis & Irvy’s that cannot be taken advantage of through the franchise model alone.  Filling these gaps and taking advantage of these opportunities benefits everyone: Generation Next, the Reis & Irvy’s brand, strategic partners, shareholders and our franchisees,” Yates said.

Lastly, a growing portfolio of Company-owned robotic kiosks will provide the company with an additional revenue stream, strengthening the Company’s bottom line and adding value to the enterprise as the portfolio grows.  “Generation Next, through its wholly-owned subsidiary, 19 Degrees, will realize 100 percent of the operating profits from the Company-owned portfolio,” Yates noted.

The Company-owned portfolio will consist of Reis & Irvy’s kiosks situated at high-value locations or markets where Reis & Irvy’s does not have independent operators or franchisees.  “Exclusive territory and market agreements will, of course, also be respected,” Yates added. “We’re looking to enhance our footprint by taking advantage of opportunities to expand the Reis & Irvy’s brand in as many ways as possible.”

Locations for the Company-owned portfolio will be secured by the Reis & Irvy’s team.  Kiosks and special location agreements will be owned and held by Generation Next’s wholly-owned subsidiary, 19 Degrees, Inc. Routine stockings, service, and cleaning of the robotic kiosks will be performed by trusted independent service providers under contract with the Company and its subsidiary.

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Prior to the Company-owned portfolio announced today, the Company operated its own Reis & Irvy’s robotic kiosks in calendar year 2017 as part of a beta test of its robots and a testbed aimed at analyzing customer behaviors and preferences, as well as to benchmark sales and revenue expectations on a per-kiosk basis.

In 2017, those three kiosks averaged annual gross revenues of $73,730, with the lowest performing kiosk achieving $51,420 in gross revenues and the highest achieving $113,508.

Based on lower and conservatively estimated annual gross revenue of $50,000 for each kiosk, the Company estimates an annual EBITDA* [1] of approximately $1.6 million for a Company-owned route portfolio of 100 kiosks; furthermore, the Company believes a contribution margin of 32.5% can be achieved. The Company also believes that the growth potential for the Reis & Irvy’s Corporate-owned portfolio is significant. For purposes of analogy, consider Outerwall, which was sold for $1.6 billion on revenues of $2.2 billion. The $52 per share purchase price represented an approximate 20X multiple of earnings per share.

Outerwall consists primarily of Redbox, Coinstar and ecoATM. Redbox provides new-release DVD, Blu-ray Disc® and video-game rentals through a national network of almost 40,000 self-service kiosks. Coinstar offers self-service coin-counting at almost 20,000 kiosks where consumers can convert their coins to cash or stored value products. ecoATM consists of self-service kiosks and an online solution where consumers can sell electronic devices for cash and generates revenue through the sale of devices collected to third party resellers, through online marketplaces and through the Gazelle direct-to-consumer storefront.

On another note, Redbox, Coinstar and EcoATM are generally limited to placing their vending machines in a limited variety of storefront locations such as malls, grocery stores and pharmacies, either inside or outside the store. Reis & Irvy’s has 40+ categories of locations where its soft-serve vending kiosk can be placed including airports, hospitals, schools, universities, family fun centers, corporate dining rooms, convention centers, stadiums, restaurants, food courts, tourist attractions, malls, and hotels, to name just a few. Many of these location categories offer 24 hour a day opportunity, seven days a week.

Given the wide variety and sheer number of suitable locations, we believe the potential market size is substantial.

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“Our business model consists of domestic and international franchising. We have appointed over 285 domestic franchises since our inception and we have sold exclusive territory licenses in Canada, Israel and Australia. Combined these contracts provide future revenue potential of over $156,000,000. We are very excited to now announce the launch of the third division; this new corporate-owned operating portfolio.” Said Nick Yates, CEO of Generation Next. “As the demand for our technology increases, we will work with our franchise network where possible to place as many robots, however, having the ability to facilitate accounts in areas we don’t have franchisees allows us to avoid missing out on any opportunities to generate more revenues and provide our shareholders with maximized value as well as promoting the Reis & Irvy’s brand at the same time. We don’t see any reason why we couldn’t place thousands of robots across the US in a very short amount of time given the opportunities being presented to us.”

*[1] EBITDA is a non-GAAP term defined as Earnings Before Interest, Taxes, Depreciation, and Amortization. Furthermore, it is assumed that the general & administrative expenses will be absorbed by the Company’s other operating subsidiaries.

For more information, visit the Reis & Irvy’s website at www.reisandirvys.com or call Toll-Free (888) 902-7558.

Generation NEXT Website: www.gennextbrands.com

About Generation NEXT Franchise Brands, Inc.

Generation NEXT Franchise Brands, Inc., based in San Diego, California, is a publicly traded company on the OTC Markets trading under the symbol OTCBB:VEND. Generation NEXT Franchise Brands, Inc. is parent company to Reis and Irvy's Inc and Generation NEXT Vending Robots.

About Reis & Irvy’s, Inc.

Reis & Irvy’s, Inc. is a subsidiary franchise concept of Generation NEXT Franchise Brands, Inc. (VEND). Launched in early 2016, the revolutionary Reis & Irvy’s Vending Robot serves seven different flavors of frozen yogurt, ice cream, sorbets and gelatos, a choice of up to six custom toppings and to customers within 60 seconds or less at the point of sale. The unique franchise opportunity has since established itself as a high-demand product and currently showcases a franchise network both domestically as well as internationally.

This information is not intended as an offer to sell, or the solicitation of an offer to buy, a franchise. It is for information purposes only. No Reis & Irvy's franchises will be sold to any resident of any state until the offering has been exempted from the requirements of, or duly registered in and declared effective by, such state and the required FDD (if any) has been delivered to the prospective franchisee before the sale in compliance with applicable law. Currently, the following states in the United States regulate the offer and sale of franchises: California, Hawaii, Illinois, Indiana, Maryland, Michigan, Minnesota, New York, North Dakota, Oregon, Rhode Island, South Dakota, Virginia, Washington, and Wisconsin. If you reside in one of these states, or even if you reside elsewhere, you may have certain rights under applicable franchise laws or regulations.

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Cautionary note on forward-looking statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance, including statements regarding: our ability to generate revenue and recognize deferred revenue; our ability to timely launch delivery and installation of our frozen yogurt robots; and our ability to grow our franchising and licensing divisions and launch our corporate-owned and direct sales platforms. The Company bases these forward-looking statements on its current expectations, estimates and projections about future events and the industry in which it operates using information currently available to it. Actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as "believe," "anticipate," "propose," "expect," "intend," "plan," "will," "may," "estimates," variations of such words and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Factors that could cause actual results to differ from those implied by the forward-looking statements contained in this press release are set forth in our filings with the Securities and Exchange Commission (SEC), including our most recent Annual Report on Form 10-K for the year ended June 30, 2018, our Quarterly Reports, and our Current Reports on Form 8-K. Be advised that developments subsequent to this press release are likely to cause these statements to become outdated and the Company is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

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